                     INCREASED AND RESTATED PROMISSORY NOTE

         This Consolidated and Restated Promissory Note is made this 30th day of January, 1998, by METRO DADE COMMUNITY MENTAL HEALTH CENTER, INC., a Florida corporation ("Maker") to MEDLEY CREDIT ACCEPTANCE CORPORATION, a Delaware corporation, its successors and assigns ("Holder").

                              W I T N E S S E T H:

         WHEREAS, the Maker has made, executed and delivered to Med-Funding, Inc. that certain Promissory Note dated October 21, 1997, ("Note"), in the sum of $75,000.00, which Note has been assigned to MEDLEY CREDIT ACCEPTANCE CORPORATION, INC. ("Holder"), and

         WHEREAS, Holder is lending Maker the additional sum of $35,000.00, so as to increase the Loan to Maker to the sum of $110,00.00, and

         WHEREAS, Maker and Holder are desirous of Increasing and Restating The First Note into a single Increased indebtedness of $110,000.00, to be paid with interest at the rate and in the time and manner hereinafter set forth.

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable considerations, and the covenants and promises hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the Parties agree that the following constitutes the Increased and Restate Promissory Note:

                                PROMISSORY NOTE

$110,000.00                                                     MIAMI, FLORIDA
                                                        DATED: January 30, 1998

         FOR VALUE RECEIVED the undersigned, METRO DADE COMMUNITY MENTAL HEALTH CENTER, INC., a Florida corporation, (hereinafter referred to as "Maker") promises to pay to the order of MEDLEY CREDIT ACCEPTANCE CORPORATION, INC., a Delaware corporation, or its successors or assigns (hereinafter referred to as the "Holder"), at 1100 Ponce de Leon Blvd., Coral Gables, Florida 33134, or such place as the Holder hereof may from time to time designate in writing, the principal sum of $110,000.00, with interest thereon from the date hereof paid in lawful money of the United States of America, which shall be legal tender in the payment of all debts and dues, public and private at the time of payment.

         Interest:Commencing on the first (1st) day of February, 1998, and the first (1st) day of each month thereafter until maturity, the Maker shall pay the Holder, interest only on this Promissory Note ("NOTE") at the Rate of eighteen (18%) percent per4 annum. Interest on this Note shall be computed on the basis of a Three Hundred Sixty Five (365) day year for the actual number of days outstanding. Payments shall be applied first to accrued and unpaid interest, and the balance, if any, to principal.

         Maturity Date: This Note shall mature and the principal sum remaining together with the accrued and unpaid interest thereon shall become due and payable in full on the 1st day of October, 1998. ("MATURITY DATE").

         This Note is secured by a Security Agreement dated October 21, 1997 together with Financing Statements (UCC-1's) duly recorded among the public records of Dade County, Florida, and with the Secretary of State of the State of Florida, which encumber the property described therein, (the "Property"), and a Stock Pledge Agreement the terms and conditions of which are incorporated herein.

         Provided that the Holder has not exercised its right to accelerate this Note as set forth herein; in the event any required payment is not received by the Holder within five (5) days after said payment is due, the Maker shall pay the Holder a late charge of five percent (5%) of the payment not so received. The Parties agreeing that said charge is a fair and reasonable charge for the late payment and shall not be considered a penalty.

         Maker may make prepayment(s) hereunder at nay time and from time to time without premium or penalty. The amount of any partial prepayment shall be applied to principal to become due thereon.

         It is agreed hereby that if any payment of the principal sum above mentioned, or any installment thereof, or any interest thereon, not be made within ten (10) days of when due, or if default be made in the performance of or compliance with any of the other covenants and conditions of the Note, or any security instrument now or hereafter in effect securing payment of this Note and said default not be cured within ten (10) days after written notice; or upon the insolvency or bankruptcy of the Maker or Guarantor hereof; or a sale of any of the Property, outside of the ordinary course of business without the Holder's written consent, then in any or all such events, the entire amount of principal of this Note with all interest then accrued, shall, at the option of the Holder of this Note and without notice (the Maker hereby expressly waives notice of such default), become and be due and collectible, time being of the essence of this Note.

         If this Note shall not be paid at maturity or according to the tenor thereof and strictly as above provided, it may be placed in the hands of any attorney t law for collection, and in that event, each party liable for the payment thereof, as Maker, Guarantor or otherwise, hereby agrees to pay the Holder hereof in addition to the sums above stated, a reasonable sum as an attorney's fee, which shall include attorney's fees at the trial level and on appeal, together with all reasonable costs incurred. After maturity or default, this Note shall bear interest at the highest rate permissible under the applicable law.

         As to this Note and any other instrument securing the indebtedness, the Maker and any endorsers severally waive all applicable exemption rights, whether under the State Constitution, Homestead Laws or otherwise, and also severally waive valuation and appraisement, presentment, protest and demand, demand, notice of protest, demand and dishonor and expressly agree that the Maturity Date of this Note or any payment hereunder, may be extended from time


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



to time, only with the express consent of the Holder, without in any way affecting the liability of the Maker, or any endorsers.

         In addition to other rights and remedies (including, without limitation, other rights of setoff), the holder shall have a lien upon and right of setoff against all monies, securities and other property of the maker now or hereafter in the possession of or on deposit with the holder, whether held in a general or special account or deposit, or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to the maker. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Holder, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by the Holder.

         Nothing herein contained, nor in any instrument or transaction related thereto, shall be construed or so operate as to require the Maker, or any person liable for the payment of the loan made pursuant to this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by the Maker, or any parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by the Holder hereof, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by the Holder hereof to the Maker and any parties liable for the payment of the loan made pursuant to this Note, it being the intent of the parties hereto that under no circumstances shall the Maker, or any parties liable for the payment of the loan hereunder, be required to pay interest in excess of the highest rate permissible under applicable law.

         Time shall be of the essence as to the Maker's obligations under this Note.

         If any provision or portion of this Note is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion of this Note shall be deemed stricken and severed from this Note, and the remaining provisions and portions of this Note shall continue in full force and effect.

         This Note may not be amended, extended, renewed, or modified, and no waiver of any provision of this Note shall be effective except by an instrument in writing executed by the Holder. Any waiver of any provision of this Note shall be effective except by an instrument in writing executed by the Holder. Any waiver of any provision of this Note shall be effective only in the specific instance and for the specific purpose for which given.

         This Note is to be construed according to the applicable laws of the State of Florida and the United States of America.



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


         THE MAKER AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MAKER EXTENDING CREDIT TO THE HOLDER.

                                     METRO DATE COMMUNITY MENTAL
                                     HEALTH CENTER, INC., a Florida Corporation

                                     BY: /s/ Fabian Diaz
                                         -----------------------------------
                                             FABIAN DIAZ, PRESIDENT

                                                (CORPORATE SEAL)

                THE FLORIDA DOCUMENTARY STAMP TAX HAS BEEN PAID
             AND THE PROPER DOCUMENTARY STAMPS HAVE BEEN AFFIXED TO
                  THE FINANCING STATEMENTS SECURING THIS NOTE




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